Exhibit 4.1

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SEVENTY SEVEN OPERATING LLC,
as Issuer,

SEVENTY SEVEN FINANCE INC.,
as Co-Issuer,

the Subsidiary Guarantors named herein,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

________________________________
SECOND SUPPLEMENTAL INDENTURE

Dated as of June 15, 2015

to

INDENTURE
Dated as of October 28, 2011

________________________________
6.625% SENIOR NOTES DUE 2019

Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE dated as of June 15, 2015 (this “Supplemental Indenture”), among SEVENTY SEVEN OPERATING LLC, an Oklahoma limited liability company (“SSO” or the “Company”), SEVENTY SEVEN FINANCE INC. (f/k/a Chesapeake Oilfield Finance Inc.), a Delaware corporation (“SSF”) the guarantors listed on the signature page hereof (each a “Subsidiary Guarantor”, and, collectively, the “Subsidiary Guarantors”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).
R E C I T A L S:
WHEREAS, SSO, SSF, the Subsidiary Guarantors and the Trustee are parties to an Indenture, dated as of October 28, 2011 (as supplemented by that certain Supplemental Indenture dated as of June 26, 2014, the “Indenture”; capitalized terms used but not defined herein shall have the meanings given to them therein), which Indenture governs the terms of SSO’s and SSF’s 6.625% Senior Notes due 2019 (the “Notes”) and pursuant to which the Subsidiary Guarantors have guaranteed the payment in full of the principal of and premium, if any, interest and Additional Interest, if any on the Notes;
WHEREAS, pursuant to clause (5) of the first paragraph of Section 10.04 of the Indenture, a Subsidiary Guarantee of a Subsidiary Guarantor shall be automatically released at such time as such Subsidiary Guarantor ceases to be directly liable for, or guarantee any other Indebtedness of the Company or any Restricted Subsidiary, in an aggregate amount in excess of $15.0 million;
WHEREAS, on and as of June 25, 2014, Keystone Rock & Excavation, L.L.C. was automatically released as a Subsidiary Guarantor pursuant to the terms of clause (5) of the first paragraph of Section 10.04 of the Indenture;
WHEREAS, Hodges Trucking Company, L.L.C. (“Hodges”) is a Subsidiary Guarantor under the Indenture;
WHEREAS, pursuant to clause (2) of the first paragraph of Section 10.04 of the Indenture, a Subsidiary Guarantee of a Subsidiary Guarantor shall be automatically released in connection with any sale or other disposition of Capital Stock of that Subsidiary Guarantor to a Person that is not a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 of the Indenture and the Subsidiary Guarantor ceases to be a Restricted Subsidiary of the Company as a result of such sale or disposition;
WHEREAS, SSO proposes to dispose of the Capital Stock of Hodges, after which Hodges will not be a Restricted Subsidiary of the Company and such disposition will not violate Section 4.10 of the Indenture;
WHEREAS, SSO, SSF and the Subsidiary Guarantors party hereto, pursuant to the foregoing authority, desire to amend and supplement the Indenture in certain respects to evidence the release of the Subsidiary Guarantee of Hodges, have requested the Trustee join with them in the execution and delivery of this Supplemental Indenture, and in accordance with Sections 9.01 and 9.06 of the Indenture, have delivered an Officers’ Certificate and an Opinion of Counsel stating that the execution of this Supplemental Indenture is authorized or permitted by the Indenture and that all conditions precedent to the execution and delivery of this Supplemental Indenture have been satisfied, and SSO, SSF and the Subsidiary Guarantors party hereto, and the Trustee are authorized to execute and deliver this Supplemental Indenture;

Exhibit 4.1

WHEREAS, all acts and things prescribed by the Indenture, by law and by the constituent documents of SSO, SSF and the Subsidiary Guarantors necessary to make this Supplemental Indenture a valid instrument legally binding on SOO, SSF and the Subsidiary Guarantors in accordance with the terms thereof have been done and performed; and
NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, SSO, SSF, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

SECTION 1.	RELEASE OF SUBSIDIARY GUARANTOR
On the date hereof and effective upon the disposition of the Capital Stock of Hodges such that it is no longer a Subsidiary of SSO, the parties agree that Hodges is released as a party to and as a Subsidiary Guarantor under the Indenture and that Hodges has no further liability or obligations under the Subsidiary Guarantee or the provisions of the Indenture, except for any obligations which by their terms survive.

SECTION 2.	MISCELLANEOUS
Section 2.1 Date of Effectiveness. This Supplemental Indenture shall become a legally effective and binding instrument at and as of the date first set forth above.
Section 2.2 Supplemental Indenture Incorporated into Indenture. The terms and conditions of this Supplemental Indenture shall be deemed to be part of the Indenture. Except as specifically modified herein, the Indenture is in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with its terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.
Section 2.3 Notes Deemed Conformed. As of the date hereof, the provisions of the Notes and the guarantees of the Subsidiary Guarantors pursuant to the Indenture shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Note or any other action on the part of the Holders of the Notes, SSO, SSF and the Subsidiary Guarantors party hereto, or the Trustee, so as to reflect this Supplemental Indenture. Each Guarantor (other than Hodges) hereby confirms that its guarantee pursuant to the Supplemented Indenture shall apply to the Notes and the Indenture in accordance with the terms of the Notes and the Indenture.
Section 2.4 Headings. The section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 2.5 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Exhibit 4.1

Section 2.6 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 2.7 Trustee’s Disclaimer. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of SSO, SSF and the Subsidiary Guarantors and not of the Trustee.

[signature page follows]

Exhibit 4.1

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

SEVENTY SEVEN OPERATING LLC

By:    /s/ Cary D. Beatz
Name:    Cary D. Baetz
Title:    Chief Financial Officer and Treasurer

SEVENTY SEVEN FINANCE INC.

By:     /s/ Cary D. Beatz
Name:    Cary D. Baetz
Title:    Chief Financial Officer and Treasurer

NOMAC DRILLING, L.L.C.
PERFORMANCE TECHNOLOGIES, L.L.C.
MID-STATES OILFIELD SUPPLY LLC
GREAT PLAINS OILFIELD RENTAL, L.L.C.
OILFIELD TRUCKING SOLUTIONS, L.L.C.
PTL PROP SOLUTIONS, L.L.C.
SEVENTY SEVEN LAND COMPANY LLC
SEVENY SEVEN ENERGY INC.

as GUARANTORS

By:     /s/ Cary D. Beatz
Name:    Cary D. Baetz
Title:    Chief Financial Officer

HODGES TRUCKING COMPANY, L.L.C.

as THE RELEASED GUARANTOR

By:     /s/ Cary D. Beatz
Name:    Cary D. Baetz
Title:    Chief Financial Officer

Exhibit 4.1

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:     /s/ Valere D. Boyd
Name: Valere D. Boyd
Title: Vice President